UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2005

GETTY IMAGES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-31516	98-0177556
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 NORTH 34TH STREET

SEATTLE, WASHINGTON 98103

(Address of principal executive offices, including zip code)

(206) 925-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) Amendments to Articles of Incorporation or Bylaws.

On December 9, 2005, the Board of Directors of Getty Images, Inc. (the company) approved amendments to the company’s bylaws, effective December 9, 2005. The substantive amendments are:

•	addition of the ability to hold stockholder meetings by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law (§2.03);

•	addition of the ability of stockholders present at a meeting at which a quorum is present, to continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum (§2.07);

•	elimination of the ability of stockholders having 15% or more of the total voting power of all outstanding securities of the company to call meetings of the Board of Directors (§3.05(b));

•	addition of a provision whereby if in the event of an emergency, disaster or catastrophe as result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot be readily convened for action, then the director or directors in attendance at a meeting shall constitute a quorum and may appoint any one or more directors to membership on any standing or temporary committees of the Board (§3.09); and

•	expansion of the definitions of “written” and “in writing” to include any “electronic transmission,” including but not limited to telegram, cablegram, fax and email (Article XIII).

A copy of the bylaws, as amended, is attached hereto as Exhibit 3.2.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
3.2	Bylaws of Getty Images, Inc., as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GETTY IMAGES, INC.

By:	/s/ Elizabeth J. Huebner
Elizabeth J. Huebner Senior Vice President and Chief Financial Officer

Date: December 15, 2005

EXHIBIT INDEX

Exhibit No.	Description
3.2	Bylaws of Getty Images, Inc., as amended